UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

THE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	51018	23-3016517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Silverside Road, Wilmington, DE 19809
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 385-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01      Entry Into A Material Definitive Agreement.

     On June 15, 2005 the stockholders of The Bancorp, Inc. (“Bancorp”) approved The Bancorp, Inc. 2005 Omnibus Equity Compensation Plan (the “Plan”). The Plan authorizes a maximum of 1,000,000 shares of Bancorp common stock for issuance in any of the following forms: incentive stock options, nonqualified stock options, stock appreciation rights, stock units, performance shares, stock awards, dividend equivalents and other stock-based awards. Employees of Bancorp and any of its subsidiaries, as well as non-employee directors of Bancorp and consultants who perform bona fide services for Bancorp, are eligible for grants under the Plan.

     The Plan is administered by the Compensation Committee (the “Committee”) of Bancorp’s Board of Directors, except that, with respect to awards to non-employee directors, the full Board administers the Plan. The Committee has the authority to (i) designate the employees and consultants who are eligible to participate in the Plan, (ii) make grants provided in the Plan in such form and amount as the Committee determines, (iii) impose such limitations, restrictions and conditions upon any such grant as the Committee deems appropriate, and (iv) interpret the Plan and any grant, adopt, amend and rescind rules and regulations relating to the Plan and any grant, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee may grant awards under the Plan subject to the attainment of certain specified performance goals. The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Internal Revenue Code, will be based on one or more of the following measures: Bancorp common stock price, earnings per share of Bancorp common stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisition or divestitures. The foregoing measures may be based on the employee’s business units or the performance of Bancorp or Bancorp’s subsidiaries independently or as a whole.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

	10.1	The Bancorp, Inc. 2005 Omnibus Equity Compensation Plan (incorporated by reference to Appendix C of the Proxy Statement contained in Bancorp’s Schedule 14A, filed on May 2, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BANCORP, INC.

	By:	/s/ Martin F. Egan
	Name:	Martin F. Egan
Date: June 17, 2005	Title:	Senior Vice President, Chief Financial Officer and Secretary